EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

BY AND BETWEEN GMX RESOURCES, INC., ENDEAVOR PIPELINE INC.,

EXPEDITION NATURAL RESOURCES INC.’ AND LOCAL OKLAHOMA BANK

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is executed to be effective as of the 31st day of August, 2003 by and between GMX RESOURCES INC., an Oklahoma corporation, ENDEAVOR PIPELINE INC., an Oklahoma corporation, and EXPEDITION NATURAL RESOURCES INC., an Oklahoma corporation (the “Borrowers”) and LOCAL OKLAHOMA BANK, N.A. (the “Bank”).

W I T N E S S E T H:

WHEREAS, effective October 31, 2000 Borrowers and Bank entered into that certain Credit Agreement (the “Original Agreement”) whereby Bank provided Borrowers with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $15,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the “Original Note”).

WHEREAS, as of June 18, 2001, Borrowers and Bank amended the Original Agreement for the first time (the “First Amendment”) in order to permit certain preferred stock dividends and to evidence certain other changes as set forth therein.

WHEREAS, as of May 28, 2002, Borrowers and Bank amended the Original Agreement as amended by the First Amendment for the second time (the “Second Amendment”) in order to increase the rate of interest, include a termination fee, alter the reporting requirements and to make such additional changes as are set forth therein.

WHEREAS, as of August 14, 2002 Borrowers and Bank amended the Original Agreement as amended by the First and Second Amendments for the third time (the “Third Amendment”) in order to modify certain financial covenants as referenced therein.

WHEREAS, certain portions of the Original Agreement as amended by First, Second and Third Amendments were amended by a Loan Modification and Forbearance Agreement in May of 2003 and a Second Loan Modification and Forbearance Agreement in June 2003 (the “Forbearance Agreements”; the Original Agreement as amended by the First and Second and Third Amendments and as further modified by the Forbearance Agreements is referred to herein as the “Agreement”).

WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement; and

WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

WHEREAS, Borrowers and Bank desire to amend the Agreement for the fourth time in order to evidence such changes to the Agreement as more particularly set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank hereby agree to amend the Agreement as follows:

A. CHANGES TO THE AGREEMENT

1. The reference to “May 31, 2003” in the definition of “Maturity Date” set forth in Section 1.2 of the Agreement, Additional Defined Terms, is hereby replaced with “March 1, 2004” in order to evidence the agreement of the parties to extend the Maturity Date.

2. Notwithstanding anything contained in the Forbearance Agreements to the contrary, the repayment provisions set forth in Section 2.6 of the Agreement, Scheduled Principal and Interest Payments, controls Borrower’s repayment obligations, and, to the extent such provision was removed by the Forbearance Agreements, is hereby reinstated as set forth in the Agreement.

3. Section 7.1 of the Agreement, Adjusted Current Ratio, is hereby amended and restated in its entirety as follows:

7.1 Adjusted Current Ratio. Maintain a minimum Adjusted Current Ratio, calculated and submitted on a quarterly basis of, at least, .65:1.00 for the quarterly reporting period ending September 30, 2003 and 1.00:1.00 for the quarterly reporting period ending December 31, 2003 and each quarterly reporting period thereafter. The “Adjusted Current Ratio” is defined as Current Assets plus the Available Commitment divided by Current Liabilities, minus any balance outstanding on this credit facility that would otherwise be accounted for as a Current Liability.

4. To evidence the Borrowers’ continuing obligation to repay the Note, the Borrower shall make and deliver to the Bank the amended and restated promissory note in the form of Annex “1” hereto attached (the “Replacement Note”), which shall substitute and replace in its entirety the Note referred to in the Agreement, without cancellation, novation or payment.

5. The document attached hereto as Annex “1” shall replace in its entirety that document attached to the Agreement as Exhibit “A”.

B. REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to Bank that:

1. Each Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

2. Each Borrower’s execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or incorporation and bylaws, nor of any agreement or undertaking to which any Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with its terms.

4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrowers to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower’s financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank; of any Borrower, nor, to the best of their knowledge, has any Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

5. The Borrowers are the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrowers have, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby. Further, the ownership interests set forth in that certain Engineering Report dated August 8, 2003 from Richard Hart, Jr. purported to be owned by Borrowers, or any one of them, are true and correct and Borrowers do, in fact, own such interests in such Collateral.

6. The Collateral set forth on that certain Engineering Report dated August 8, 2003 from Richard Hart, Jr. is free and clear of all mortgages, liens and encumbrances, except for Permitted Liens. Further, Borrowers have no invoices for labor related to such properties or materials provided to such properties which have not been paid within 90 days from the date such invoice is due and payable.

7. All of each Borrower’s other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the date hereof with the same effect as though made and repeated by such Borrower as of the date hereof.

C. CONDITIONS

Bank’s obligations under the Agreement, as hereby amended, are subject to the following conditions:

1. Bank and Borrowers shall have executed and delivered this Amendment.

2. Borrowers shall have executed and delivered the Replacement Note.

3. Borrowers shall, or will from time to time, have executed such additional mortgages, deeds of trust, financing statement and such other documents as are deemed necessary by Bank in order to perfect a lien in favor of Bank in and to those Oil and Gas Properties necessary to achieve the percentages required by the covenants set forth herein.

4. Each Borrower’s representations and warranties set forth in Section B hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

5. Borrowers shall have satisfied all conditions set forth in the Agreement.

6. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

D. OTHER NOTICES, COVENANTS AND MISCELLANEOUS TERMS

1. Bank hereby provides Borrowers with a waiver of those defaults occurring as a result of Borrowers’ (i) violations of Sections 7.1 of the Agreement, Adjusted Current Ratio, and Section 7.2 of the Agreement, Debt Service Coverage Ratio, occurring at any time prior to June 30, 2003 and (ii) deficiencies in the Borrowing Base occurring prior to June 30, 2003. Provided, however, this waiver is not intended to apply to any default, other than as set forth above nor is it intended to be a waiver of any default occurring in the future due to any violations of the provisions set forth herein or any other violation or failure to comply with any provision of the Agreement.

2. Bank hereby notifies Borrowers that until redetermined pursuant to the terms of the Agreement, the Borrowing Base shall be $7,210,000, the Monthly Commitment Reduction shall be in the amount of $90,000.00 (beginning October 1, 2003) and the Half Life shall be 80 months.

3. Borrower shall pay by December 15, 2003 (i) an amendment fee of $25,000.00 (payable as additional consideration for this Amendment), (ii) the $20,000.00 fee required by the Second Loan Modification and Forbearance Agreement and (iii) all other fees and expenses previously accrued including, but not limited to, engineering fees.

4. Borrowers hereby agree to provide such additional mortgages and title work pertaining to the Oil and Gas Properties to Bank’s satisfaction within thirty (30) days of any such request by Bank.

5. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

6. The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

7. Borrowers agree to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

8. The Borrowers hereby agree to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

9. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrowers under the Agreement and all rights of Bank and any other holder of the Note, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrowers irrevocably agree that, subject to Bank’s sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Note may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrowers hereby irrevocably waives any objection to such jurisdiction and venue.

10. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

E. RELEASE. Borrowers hereby remise, release, and forever discharge Bank, its successors and assigns, its officers, directors, employees, agents and attorneys (collectively, “Released Parties”) of and from all actions, causes of action, suits, proceedings, debts, contracts, claims, damages, liability and demands whatsoever, known or unknown, in law or equity, which Borrowers ever had or now has, by reason of any matter, cause, or thing whatsoever arising from the actions or inactions of the Released Parties in any matter relating to the Agreement, Note, and other Loan Documents (collectively, “Released Matters”); and Borrowers covenant not to sue any of the Released Parties with respect to the Released Matters. The release and covenant not to sue set forth in this provision are intended by the parties to be as broad and comprehensive as possible.

So executed effective the 31st day of August, 2003.

BORROWERS:
GMX RESOURCES INC.,
an Oklahoma corporation

/s/ Ken L. Kenworthy, Sr.
By: Ken L. Kenworthy, Sr.
Title: Chief Financial Officer
ENDEAVOR PIPELINE INC.,
an Oklahoma corporation

/s/ Ken L. Kenworthy, Sr.
By: Ken L. Kenworthy, Sr.
Title: Chief Financial Officer
EXPEDITION NATURAL RESOURCES INC.,
an Oklahoma corporation

/s/ Ken L. Kenworthy, Sr.
By: Ken L. Kenworthy, Sr.
Title: Chief Financial Officer

BANK:
LOCAL OKLAHOMA BANK,
formerly known as Local Oklahoma Bank, N.A.

/s/ John K. Slay, Jr.
By: John K. Slay, Jr.
Title: Senior Vice President